UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ETERNELLE SKINCARE PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0479983
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

5348 Vegas Drive #177, Las Vegas, Nevada 89108

(Address of principal executive offices)

(702) 948-8893

(Registrant’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OTCBB

Securities to be registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non–Accelerated filer	[ ]	Smaller reporting company	[X]

ETERNELLE SKINCARE PRODUCTS INC.

(formerly Peptide Technologies, Inc.)

FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, which are subject to risks, uncertainties and assumptions that are difficult to predict. All statements in this Form 10, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements, among other things, concerning our business strategy, including anticipated trends and developments in and management plans for, our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs and capital expenditures; research and development programs; sales and marketing initiatives; and competition. In some cases, you can identify these statements by forward-looking words, such as "estimate," "expect," "anticipate," "project," "plan," "intend," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," and "continue," the negative or plural of these words and other comparable terminology. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statements. Important factors that could cause our actual results to differ materially from those expressed in our forward-looking statements are described in "Item 1A—Risk Factors" in this Form 10. From time to time, we also provide forward-looking statements in other materials we release to the public and in oral statements made by authorized officers.

The forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements included in this Form 10 are based upon information available to us as of the filing date of this Form 10. You should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in the section entitled "Item 1A—Risk Factors" and elsewhere in this Form 10. You should carefully consider the risks and uncertainties described under this section.

Investors are advised to consult any further disclosures we make on related subjects in our 10-K, 10-Q, and 8-K reports filed with the Securities and Exchange Commission (the "SEC").

ITEM 1.  BUSINESS.

Business of Issuer

The business of Eternelle Skincare Products Inc., formerly Peptide Technologies, Inc. (the “Company” or “Eternelle”), is to develop and market skincare products. Peptides are the latest innovation in skincare as science has proven that peptides can help manage wrinkles in skin and reverse the signs of aging. Using proprietary peptide blends, the Company has a number of skincare products that demonstrate strong efficacy in providing youthful, healthy skin and significant anti-aging benefits to both women and men.

Our skincare products address various skincare needs. These products include moisturizers and serums for the face and around the eyes.

1.	Skin Brightener – A unique pigment clarifying serum that addresses uneven production of melanin. It synergistically targets areas of hyper pigmentation.

2.	Vitamin C Peptide – Plant-based collagen serum created to resist damage from aging, sun damage, and environmental exposure.

3.	Skin Moisturizer – A super fruit, antioxidant rich crème that contains age defying peptides and vitamin C that significantly minimizes visible signs of aging.

Business Segments

The Company consists of only one reportable business segment.

Employees

The Company does not currently have any employees other than the President and Chief Executive Officer, who are responsible for planning, development, and operational duties. The majority of marketing, sales, and new product development will be outsourced.

Facilities and Properties

The Company does not own its own facilities and is presently renting an identity office in Las Vegas, Nevada.

The Company is outsourcing the production of its products and has engaged a cosmetic and skincare manufacturer to produce peptide-based proprietary products. The Company has no need for a physical manufacturing facility. The packaging and labeling of the product for shipping and distribution will also be outsourced.

Management plans to outsource the delivery of its products to a name brand distributor who has an advanced fulfillment network. Eternelle will benefit from the distributor’s expertise in worldwide product delivery.

Distribution

We will sell our products primarily through our own e-commerce websites directly to consumers online through Company-owned and operated e-commerce sites. While we expect a majority of our online sales to be generated in the United States, we intend for expansion of online sales growth globally.

Marketing

We intend to obtain brand awareness and sales by digital presence encompassing e-commerce and m-commerce, as well as digital and social media. We wish to offer unparalleled service and set the standard for shopping online, we continue to innovate to better meet consumer online shopping preferences (e.g., how-to videos, ratings and reviews and mobile phone and tablet applications), support e-commerce and m-commerce businesses via digital and social marketing activities designed to build brand equity and consumer engagement, and support our authorized retailers to strengthen their e-commerce businesses and drive sales of our brands on their websites. We will dedicate resources to implement coordinated, brand-enhancing strategies across all online activities to increase our direct access to consumers.

Competition

There is vigorous competition in our skin care. Brand recognition, quality, performance, availability and price are some of the factors that impact consumers’ choices among competing products.  We compete against a number of companies, some of which have substantially greater resources than we do.

Trademarks, Patents and Copyrights

We have no trademark rights or patent rights. We intend to file an application for trademark with the United States Patent and Trademark Office.  We own the domain names www.eternelleskin.com and www.eternelleskincare.com.  We are in the process of building out our websites.

Government Regulation

We and our products will be subject to regulation by the Food and Drug Administration and the Federal Trade Commission in the United States, as well as by various other federal, state, local and international regulatory authorities and the regulatory authorities in the countries in which our products are sold. Such regulations principally relate to the ingredients, manufacturing, labeling, packaging, marketing, advertising, shipment, disposal and safety of our products.

ITEM 1A.  RISK FACTORS.

The Company will face competition from existing consumer product companies.

Direct-to-consumer online sales of Eternelle’s skincare products will be marketed using social media strategies and top influencers in the skincare space. They will also be marketed through dermatologist offices. The Company faces vigorous competition from multinational consumer product companies. Some of these companies have greater resources than Eternelle and may be able to respond to changing business and economic conditions more quickly. Competition in the skincare business is based on perceived value, branding, pricing, advertising, new product development, e-commerce initiatives, and other activities.

The Company has a lack of revenue history and has had a limited history of operations.

The Company was formed on November 18, 2005 for the purpose of engaging in any lawful business and had adopted a plan to engage the sale of art work over the internet.  The Company had minimal revenues.  On July 29, 2010, the Company changed its name from Online Originals, Inc. to CREENERGY Corporation.  The name change was intended to convey a sense of the Company's new business focus as it looked to pursue other opportunities.  Specifically, the Company intended to obtain leases for the exploration and production of oil and gas in northern Alberta, Canada.  The Company was unable to identify any prospects or enter into any leases or agreements.

On August 23, 2011, the Company entered into an Asset Purchase Agreement to acquire intangible assets and intellectual property known as the Peptide Technology Platform.  The Peptide Technology Platform included the technology platforms for developing a variety of drug candidates and biological solutions for existing problems in humans, animals, and the environment.  Effective October 12, 2011, the Company changed its name to Peptide Technologies, Inc.

Effective January 10, 2017, the Company changed its name to Eternelle Skincare Products Inc. to better convey the Company’s new business focus of developing and marketing skincare products.

At the date of this Form 10, the Company is not profitable.  The Company must be regarded as a start-up venture with all the unforeseen costs, expenses, problems, risks, and difficulties to which such ventures are subject.

The Company can give no assurance of success or profitability to the Company’s investors.

There is no assurance that the Company will ever operate profitably.  There is no assurance that the Company will generate revenues or profits, or that the market price of the Company’s common stock will increase thereby.

The Company will need additional financing for which it has no commitments, and this may jeopardize the execution of the Company’s business plan.

The Company’s capital needs capital to launch its products which could exceed $500,000 in the next 12 months.  Such funds are not currently committed, and as of the date of this Form 10, the Company does not have any cash.

The Company has limited funds and such funds may not be adequate to carry out its business plan.  The Company’s ultimate success depends upon its ability to raise additional capital.  The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing.  If the Company needs additional capital, it has no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company.  If not available, the Company’s operations will be limited to those that can be financed with its modest capital.

The Company will incur expenses in connection with its SEC filing requirements and may not be able to meet such costs, which could jeopardize its filing status with the SEC.

As a public reporting company, Eternelle is required to meet the filing requirements of the SEC.  The Company may see an increase in its legal and accounting expenses as a result of such requirements.  Eternelle estimates such costs on an annualized basis to be approximately $50,000, which includes both the annual audit and the review of the quarterly reports by its auditors.  These costs can increase significantly if the Company is subject to comment from the SEC on its filings and/or it is required to file supplemental filings for transactions and activities.  If the Company is not compliant in meeting the filing requirements of the SEC, it could lose its status as a 1934 Act Company, which could compromise its ability to raise funds.

Eternelle is not diversified and it is dependent on only one business.

Because of the Company’s limited financial resources, it is unlikely that it will be able to diversify its operations.  Eternelle’s probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within the industry and therefore increase the risks associated with the Company’s operations due to lack of diversification.

The Company may in the future issue more shares, which could cause a loss of control by its present management and current stockholders.

Eternelle may issue additional shares as consideration for cash, assets, or services out of its authorized, but unissued, common stock that would, upon issuance, represent a majority of the voting power and equity of the Company.  The result of such an issuance would be that those new stockholders would control the Company, and unknown persons could replace the Company’s management.  Such an occurrence would result in a greatly reduced percentage of ownership of Eternelle by its current shareholders, which could present significant risks to investors.

Eternelle will depend upon its management, but it will have limited participation of management.

The Company currently has two individuals who are serving as its officers and directors.  The Company will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to Eternelle, to implement the Company’s business plan.  Eternelle may, from time to time, find that the inability of its officers, directors, and consultants to devote their full-time attention to Eternelle’s business results in a delay in progress toward implementing the Company’s business plan.

Eternelle does not know of any reason, other than outside business interests, that would prevent them from devoting their attention full-time to the Company when the business may demand such full-time participation.

The departure of key personnel could compromise the Company’s ability to execute its strategic plan and may result in additional severance costs.

The Company’s success largely depends on the skills, experience, and efforts of its key personnel.  The loss of these persons, or the Company’s failure to retain other key personnel, would jeopardize its ability to execute its strategic plan and materially harm its business.

The Company will need to recruit and retain additional qualified personnel to successfully grow its business.

The Company’s future success will depend in part on its ability to attract and retain qualified operations, marketing, sales, and engineering personnel.  Inability to attract and retain such personnel could adversely affect business growth.  The Company expects to face competition in the recruitment of qualified personnel and cannot provide any assurance that it will attract or retain such personnel.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company’s securities.

The Company is a “penny stock” company.  None of its securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors.  For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 (excluding a primary residence) or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000).  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Effectively, this discourages broker-dealers from executing trades in penny stocks.  Consequently, the rule will affect the ability of shareholders to sell their securities in any market that might develop because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks."  Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended.  Because the Company’s securities constitute “penny stocks” within the meaning of the rules, the rules would apply to the Company and its securities.  The rules will further affect the ability of owners of shares to sell the Company’s securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses.  Eternelle’s management is aware of the abuses that have occurred historically in the penny stock market.  Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company’s securities.

Eternelle’s officers and directors collectively own a substantial portion of its outstanding common stock, and as long as they do, they may be able to control the outcome of stockholder voting.

The Company’s officers and directors are collectively the beneficial owners of approximately 35% of the outstanding shares of the Company’s common stock. As long as Eternelle’s officers and directors collectively own a significant percentage of its common stock, other shareholders may generally be unable to affect or change the management or the direction of the company without the support of its officers and directors. As a result, some investors may be unwilling to purchase the Company’s common stock. If the demand for Eternelle’s common stock is reduced because its officers and directors have significant influence over the company, the price of the Company’s common stock could be materially depressed. The officers and directors will be able to exert significant influence over the outcome of all corporate actions requiring stockholder approval, including the election of directors, amendments to the certificate of incorporation and approval of significant corporate transactions.

The Company may seek to raise additional funds or develop strategic relationships by issuing capital stock.

The Company has financed its operations and expects to continue financing its operations and developing strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce or dilute the percentage ownership of existing stockholders.  Furthermore, any newly issued securities could have rights, preferences, and privileges senior to those of existing stock.  Moreover, any issuances of equity securities may be at or below the prevailing market price of the Company’s stock and in any event may have a dilutive impact on investors’ ownership interest, which could cause the market price of stock to decline.

The Company may also raise additional funds through the incurrence of debt, and the holders of any debt the Company may issue would have rights superior to investors’ rights in the event the Company is not successful and is forced to seek the protection of the bankruptcy laws.

The Company will pay no foreseeable dividends in the future.

The Company has not paid dividends on its common stock and does not anticipate paying such dividends in the foreseeable future.

ITEM 2.  FINANCIAL INFORMATION.

Plan of Operation

The Company’s business is to develop and market skincare products. Its plan is to build a state-of-the-art online store with a direct marketing and sales funnel aimed at targeted channels, using internet, social media, and content marketing. The Company’s marketing approach uses vetted channels that encompass several steps to gauge performance data from marketing tests against other campaigns in real-time with the ability to modify content delivery to targeted consumers immediately. The Company engaged a team with proprietary algorithmic software to assist in making these marketing decisions. Management believes this will provide the Company a distinct advantage over other companies that outsource marketing and advertising efforts to third parties.

The skincare space is well-suited for direct-to-consumer sales, and there are several channels that Eternelle will leverage to introduce its unique branding and creative advertising assets. Creating brand visibility, along with the back-end support to process orders, is one of Eternelle’s key strengths over smaller competitors in the space. In addition, Eternelle will create a brand that allows visibility and awareness to be molded organically, thereby increasing the brand’s value quickly.

In addition to basic social media strategies, management intends to engage top influencers in the skincare space. The Company will identify new and potential influencers using proprietary algorithmic software tools. Once sales have begun, management will create a predictable sales model to accelerate and project the Company’s future growth. The Company will utilize Facebook, Instagram, Twitter, and an online blog, and will retarget ads to IP addresses collected from online orders and influencers’ websites.

The Company has engaged a cosmetic and skincare manufacturer to produce peptide-based proprietary products. Given the complexity of global shipping, the Company plans to partner with a name brand distributor to deliver its products. The distributor has an advanced fulfillment network, and Eternelle will benefit from the distributor’s expertise in worldwide product delivery. Management plans to negotiate an arrangement with the distributor to warehouse Eternelle’s products in the distributor’s fulfillment centers. The distributor will pick, pack, and ship products, as well as provide customer service for Eternelle’s products. The distributor’s fulfillment centers are built to efficiently manage inventory and are able to handle cross-border shipping and customs issues.

Results of Operations

Operating loss decreased from $3,075 for the year ended March 31, 2016 to $2,573 for the year ended March 31, 2017 due to lower professional fees, partially offset by higher general and administrative expenses.

Liquidity and Capital Resources

The Company requires significant cash to launch its business and reduce its payables.  The Company’s primary sources of liquidity and capital resources have been related-party advances, which are not sufficient prospectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  We are actively seeking to raise additional debt and/or equity capital to add new products and/or services to commence material operations.  If the Company is unable to raise additional capital in the near future or meet financing requirements, the Company may need to curtail or alter its plan of operation.  Our registered independent public accounting firm has issued an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the years ended March 31, 2017 and 2016, the Company had used cash flows from operations of $2,573 and $2,997 due to its net losses.  The losses were funded by related-party advances as reflected in cash flows from financing activities.

Financial Position

Current liabilities increased from $279,112 as of March 31, 2016 to $281,685 as of March 31, 2017 due to the Company’s inability to pay its past-due payables, and additional expenses incurred.

Off Balance Sheet Arrangements

None.

Critical Accounting Policies and Estimates

See Item 13 “Financial Statements and Supplementary Data – Note 3 to the Financial Statements – Significant Accounting Policies.”

Quantitative and Qualitative Disclosures About Market Risk

The Company’s market risk arises primarily from exposure to fluctuations in interest rates and exchange rates.  The Company presently only transacts business in Canadian and U.S. Dollars.  Management believes that the exchange rate risk surrounding future transactions of the Company will not materially or adversely affect the Company’s future earnings.  Management does not believe that the Company is subject to any seasonal trends.  The Company does not use derivative financial instruments to manage risks or for speculative or trading purposes.

ITEM 3.  PROPERTIES.

The Company does not own its own facilities and is presently renting an identity office in Las Vegas, Nevada.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information, as of March 31, 2017, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities, and as to those shares of the Company’s equity securities beneficially owned by each of its directors, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group.  Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company’s common stock.  As of March 31, 2017, there were 156,062,660 shares of common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right.  Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.  The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of March 31, 2017 by each of the individual directors and executive officers and by all directors and executive officers as a group.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Owner	Percent of Common Stock
Dennis Cox	President	5,259,000	3.37%
Baxter Koehn	Chief Executive Officer, Chief Financial Officer, Secretary	50,000,000	32.04%
	Total Officer and Directors	55,259,000	35.41%

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

Name	Age	Office Held
Dennis Cox	72	President
Baxter Koehn	68	Chief Executive Officer, Chief Financial Officer, Secretary

Dr. Dennis Cox, President

Mr. Dennis Cox is a business consultant who has served in various management positions.  He has over 35 years experience working in various manufacturing and service-oriented companies.  Early in his career, Mr. Cox joined Canadian Forest Products Ltd. (CFP), a large building products company producing plywood and hard board paneling, in New Westminster, British Columbia.  Mr. Cox has held a wide variety of positions with CFP, including Buyer, Senior Buyer, Mill Stores, and Maintenance Coordinator and Shipper.

Mr. Cox worked as a consultant and then as an employee manager for Industrial Equipment Company Ltd. (IECO), a Power Transmission distributor that was located in Delta, British Columbia. IECO carried a full range of power transmission equipment, bearings, material handling, fluid power, and other related products.

Mr. Baxter Koehn, BA, AMA, EA

Mr. Baxter Koehn, BA, AMA, EA, is a seasoned executive with over 30 years experience in corporate management, financial leadership, international manufacturing and distribution operations.  He manages a consulting practice, which provides financial management and strategic-planning advisory services to both individuals and privately-held  company clients.  His duties with the company have included international marketing, buying and selling businesses and business interests, as well as developing strategies for acquiring and financing market share.

ITEM 6.  EXECUTIVE COMPENSATION.

The Company has not awarded or paid to the named executive officer any compensation during the years ended March 31, 2017 and 2016.

Compensation of Directors

The Company does not compensate its directors for their time spent on behalf of the Company, but they are entitled to receive reimbursement for all out-of-pocket expenses incurred for attending Board of Directors meetings.

Pension and Retirement Plans

Currently, the Company does not offer any annuity, pension, or retirement benefits to any of its officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with the company, or from a change in the control of the Company.

Employment Agreements

The Company does not have written employment agreements with any of its key employees.

Audit Committee

Presently, the Board of Directors is performing the duties that would normally be performed by an audit committee.  The Board of Directors intends to form a separate audit committee and is seeking potential independent directors.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

See Item 13 “Financial Statements and Supplementary Data – Note 5 to the Financial Statements – Related Party Transactions.”

ITEM 8.  LEGAL PROCEEDINGS.

None.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

For information regarding the markets in which Eternelle’s common stock, par value $0.001 per share, is traded, see the cover page hereof.

Holders of Record

As of March 31, 2017, Eternelle had approximately 115 holders of record of its common stock.

Dividend Policy

The Company has never declared or paid dividends on its common stock.  Eternelle intends to retain earnings, if any, to support the development of its business and therefore does not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including current financial condition, operating results, and current and anticipated cash needs.

Issuer Purchases of Equity Securities

Eternelle did not repurchase any shares of its common stock during 2017 or 2016.

Securities Authorized for Issuance Under Equity Compensation Plans

Eternelle has not authorized any securities for issuance under equity compensation plans.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

The Company is authorized to issue up to 675,000,000 shares of common stock, $0.001 par value.  The holders of our Common Stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken.  Voting rights are non-cumulative.  Common stockholders are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders.  Upon liquidation, dissolution, or the winding up of our Company, common stockholders are entitled to receive the net assets of our Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding.  The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company.  The outstanding shares of common stock will not be subject to further call or redemption and are fully paid and non-assessable.  To the extent that additional common shares are issued, the relative interest of existing stockholders will likely be diluted.

At present, the Company is not authorized to issue any series or shares of preferred stock.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is authorized to indemnify its directors and officers to the fullest extent permitted by Nevada law. It is also permitted to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity. The Company may provide for indemnification of related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

ETERNELLE SKINCARE PRODUCTS INC.
(formerly Peptide Technologies, Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Eternelle Skincare Products, Inc.

We have audited the accompanying balance sheet of Eternelle Skincare Products, Inc., formerly Peptide Technologies, Inc. (the “Company”) as of March 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully explained in Note 2 to the financial statements, the Company has incurred losses, and has an accumulated deficit and a working capital deficit as of March 31, 2017.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans with respect to these matters are also described on Note 2.   The Company's financial statements do not include any adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern.

/s/ dbbmckennon

Newport Beach, California
June 23, 2017

ETERNELLE SKINCARE PRODUCTS INC.

(formerly Peptide Technologies, Inc.)

BALANCE SHEETS

	March 31, 2017	March 31, 2016
ASSETS

Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$37,230	$37,230
Related party advances	13,263	10,690
Accrued compensation	221,192	221,192
Other accrued liabilities	10,000	10,000
Total Current Liabilities	281,685	279,112

Commitments and Contingencies (Note 8)

Stockholders’ Deficit
Common stock: $0.001 par value; 675,000,000 shares authorized; 156,062,660 shares issued and outstanding	156,413	156,413
Additional paid-in capital	692,413	692,413
Accumulated deficit	(1,130,511)	(1,127,938)
Total Stockholders’ Deficit	(281,685)	(279,112)
Total Liabilities and Stockholders’ Deficit	$—	$—

The accompanying notes are an integral part of these financial statements.

ETERNELLE SKINCARE PRODUCTS INC.

(formerly Peptide Technologies, Inc.)

STATEMENTS OF OPERATIONS

	For the Year Ended
	March 31,
	2017	2016
Operating Expenses
General and administrative	$2,573	$3,075
Total Operating Expenses	2,573	3,075

Operating Loss	(2,573)	(3,075)

Net Loss	$(2,573)	$(3,075)

Basic and Diluted Loss per Common Share	$—	$—
Weighted Average Number of Common Shares Outstanding	156,062,660	156,062,660

The accompanying notes are an integral part of these financial statements.

ETERNELLE SKINCARE PRODUCTS INC.

(formerly Peptide Technologies, Inc.)

STATEMENTS OF CASH FLOWS

	For the Year Ended
	March 31,
	2017	2016
Cash Flows From Operating Activities:
Net loss	$(2,573)	$(3,075)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	—	78
Net cash used for operating activities	(2,573)	(2,997)

Cash Flows From Financing Activities:
Related party advances	2,573	2,997
Net cash provided by financing activities	2,573	2,997

Change in cash and equivalents	—	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$—	$—

Supplemental Cash Flow Information:
Income taxes	$—	$—
Interest	—	—

The accompanying notes are an integral part of these financial statements.

ETERNELLE SKINCARE PRODUCTS INC.

(formerly Peptide Technologies, Inc.)

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance at March 31, 2015	156,062,660	$156,413	$692,413	$(1,124,863)	$(276,037)
Net loss	—	—	—	(3,075)	(3,075)
Balance at March 31, 2016	156,062,660	156,413	692,413	(1,127,938)	(279,112)
Net loss	—	—	—	(2,573)	(2,573)
Balance at March 31, 2017	156,062,660	$156,413	$692,413	$(1,130,511)	$(281,685)

The accompanying notes are an integral part of these financial statements.

ETERNELLE SKINCARE PRODUCTS INC.

(formerly Peptide Technologies, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Eternelle Skincare Products Inc., formerly Peptide Technologies, Inc. (the “Company” or “Eternelle”), was incorporated in the State of Nevada, United States of America, on November 18, 2005.

The Company’s plan is to build a state-of-the-art online store with a direct marketing and sales funnel aimed at targeted channels, using internet, social media, and content marketing. The skincare space is well-suited for direct-to-consumer sales, and there are several channels that Eternelle will leverage to introduce its unique branding and creative advertising assets. In addition to basic social media strategies, management intends to engage top influencers in the skincare space.

The Company has engaged a cosmetic and skincare manufacturer to produce peptide-based proprietary products. Given the complexity of global shipping, the Company plans to partner with a name brand distributor to deliver its products.

NOTE 2 – GOING CONCERN

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate the continuation of the Company as a going concern. The Company has incurred losses from operations and had an accumulated deficit of $1,130,511 as of March 31, 2017. The Company also has excess liabilities over assets of $281,685. These factors raise doubt about the Company’s ability to continue as a going concern.

Management’s plans are to actively seek capital to enable the Company to add new products and/or services to ultimately achieve profitability. However, management cannot provide assurance that they can raise sufficient capital and whether the Company will ultimately achieve profitability, become cash flow positive, or raise additional debt and/or equity capital. If the Company is unable to raise additional capital in the near future or meet financing requirements, management expects that the Company will need to curtail operations, seek additional capital on less favorable terms, and/or pursue other remedial measures.

These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company become unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

These financial statements have been prepared in accordance with U.S. GAAP, which requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Revenue Recognition

Revenue is recognized upon shipment or upon receipt of products by the customer, depending on the agreed-upon terms, provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an agreement exists documenting the specific terms of the transaction; the sales price is fixed or determinable; and collectibility is reasonably assured. Management assesses the business environment, the customer’s financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectibility is reasonably assured. If collectibility is not considered reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

Research and Development

Research and development expenses are charged to operations as incurred.

Share-Based Payments

The Company recognizes the cost of employee share-based payment awards on a straight-line attribution basis over the requisite employee service period, net of estimated forfeitures.

Determining the fair value of share-based awards at the measurement date requires judgment, including estimating the expected term that stock options will be outstanding prior to exercise and the associated volatility. Eternelle estimates the fair value of options granted using the Black-Scholes valuation model. The expected life of the options used in this calculation is the period of time the options are expected to be outstanding. Expected stock price volatility is based on the historical volatility of Eternelle’s stock for a period approximating the expected life, and the risk-free interest rate is based on the implied yield available on US Treasury zero-coupon issues approximating the expected life. Judgment is also required in estimating the amount of share-based awards that will be forfeited prior to vesting.

The fair value of restricted stock awards is based on the closing market price of Eternelle’s common stock on the date of grant.

Income Taxes

Certain income and expense items are accounted for differently for financial reporting and income tax purposes. Deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, applying enacted statutory income tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Income (Loss) Per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income (loss) per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

•	Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 - Includes other inputs that are directly or indirectly observable in the marketplace.

•	Level 3 - Unobservable inputs which are supported by little or no market activity.

The Company’s financial instruments include accounts payable and accrued liabilities. The carrying value of these instruments approximate their fair value because of their short-term nature and are classified as Level 2 within the fair value hierarchy.

Foreign Currency Translation and Transactions

The financial statements are presented in U.S. dollars. Foreign-denominated monetary assets and liabilities are translated to their U.S. dollar equivalents using foreign exchange rates at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in the results of operations.

Recent Accounting Pronouncements

The Financial Accounting Standards Board issues Accounting Standards Updates (“ASU”) to amend the authoritative literature in the Accounting Standards Codification (“ASC”). There have been a number of ASUs to date that amend the original text of the ASC. The Company believes those updates issued-to-date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company, or (iv) are not expected to have a significant impact on the Company.

NOTE 4 – ACCRUED COMPENSATION

Accrued compensation consists of the following:

	March 31, 2017	March 31, 2016
Salaries and benefits payable	$212,000	$212,000
Payroll taxes payable	9,192	9,192
Total accrued compensation	$221,192	$221,192

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company’s Chief Executive Officer (“CEO”) advanced $2,573 and $2,997 to the Company during the years ended March 31, 2017 and 2016, respectively, to pay for operating expenses. The advances are due on demand and carry no interest. The related-party advances totaled $13,263 and $10,690 as of March 31, 2017 and 2016, respectively.

NOTE 6 – COMMON STOCK

The Company has authorized the issuance of 675,000,000 shares of common stock with a par value of $0.001 per share. 156,062,660 shares of common stock were issued and outstanding as of both March 31, 2017 and 2016.

NOTE 7 – INCOME TAXES

Income tax expense differs from the amount that would result from applying the federal income tax rate to earnings before income taxes. During the years ended March 31, 2017 and 2016, these differences resulted from the following items:

	For the Year Ended
	March 31,
	2017	2016
Loss before income taxes	$(2,573)	$(3,075)
Federal income tax rate	35%	35%
Benefit for income taxes	(901)	(1,076)
Change in valuation allowance	901	1,076
Income tax expense	$—	$—

The composition of the Company’s deferred tax assets as of March 31, 2017 and 2016 is as follows:

	March 31, 2017	March 31, 2016
Net operating loss carryforward	$1,061,882	$1,059,309

Gross deferred tax assets	371,659	370,758
Valuation allowance	(371,659)	(370,758)
Net deferred tax assets	$—	$—

The Company had a net operating loss carryforward balance of $1,061,882 and $1,059,309 as of March 31, 2017 and 2016, respectively. The Company’s net operating losses have expiration dates ranging from 2025 to 2037.

The Company’s recognized and unrecognized deferred tax assets related to unused tax losses. A full valuation allowance has been recorded against the potential deferred tax assets associated with all the loss carryforwards as their utilization is not considered “more likely than not” at this time.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not have knowledge of any pending or threatened litigation against the Company or any of its officers.

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to March 31, 2017, related-party advances totaled approximately $31,000 through June 23, 2017.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

See Item 13 “Financial Statements and Supplementary Data.”

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ETERNELLE SKINCARE PRODUCTS INC.
Date:	June 21, 2017	By: Name: Title:	/s/ Dennis Cox Dennis Cox President

Date:	June 21, 2017	By: Name: Title:	/s/ Baxter Koehn Baxter Koehn Chief Financial Officer